UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 11, 2019

Commission file # 333-219148

VIVIC CORP.

 (Exact name of registrant as specified in its charter)

Nevada	7999	98-1353606
State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

189 E Warm Spring Rd., PMB#B450

Las Vegas, NV 89119

Tel: 702-899-0818

(Address and telephone number of registrant's executive office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Formation of a wholly owned branch in Taiwan

On July 11, 2019, Vivic Corp (“Company”, “we” or “us”) formed a wholly owned branch company in Taiwan (“VIVC Taiwan Branch”) at 19 Jianping Third Street, Tainan City.   VIVC Taiwan Branch will be responsible for the research, development and application of energy-saving technologies, and the research and development of the manufacturing of electric ships.

The establishment of VIVC Taiwan Branch enables us to take full advantage of the excellent technical personnel in Taiwan to develop energy-saving and electric-ship manufacturing technologies. We intend to promote these technologies globally, which will be well suitable for global application.

As previously disclosed in our Form 10-Q and Form 8-K filings, starting December 27, 2018, we expanded our main business operations to the research and development of yacht manufacturing, tourism, pier, real estate operations and the application of new energy saving technologies. The establishment of VIVC Taiwan Branch is a new milestone of our global expansion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIVIC CORP.

/s/ Yun-Kuang Kung

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By: Yun-Kuang Kung

Chief Executive Officer

July 25, 2019